                                 SCHEDULE 14A
                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-12

                              Gensym Corporation
      ----------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

      ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies: ____

  (2) Aggregate number of securities to which transaction applies: _______

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _____

  (4) Proposed maximum aggregate value of transaction: ___________________

  (5) Total fee paid: ____________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid: $ __________________________________________

  (2) Form, Schedule or Registration Statement No.: ______________________

  (3) Filing Party: _______________________________________________________

  (4) Date Filed: ________________________________________________________

                              GENSYM CORPORATION
                            125 CambridgePark Drive
                              Cambridge, MA 02140

                               ----------------

                   Notice of Annual Meeting of Stockholders
                            to be Held May 17, 2000

                               ----------------

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Gensym Corporation, a Delaware corporation (the "Company"), will be held on Wednesday, May 17, 2000 at 10:00 a.m., at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 (the "Meeting"), for the purpose of considering and voting upon the following matters:

    1. To elect two Class I Directors of the Company to serve for the ensuing three years;

    2. To approve the amendment to the Company's 1995 Employee Stock Purchase Plan increasing from 500,000 to 700,000 the number of shares of Common Stock reserved for issuance under the plan;

    3. To approve the Company's 2000 Stock Incentive Plan covering 800,000 shares of Common Stock, as described in the Proxy Statement;

    4. To ratify the appointment by the Board of Directors of Arthur Andersen LLP as independent auditors for the fiscal year ending December 31, 2000; and

    5. To transact such other business as may properly come before the Meeting or any adjournment thereof.

  The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

  The Board of Directors has fixed the close of business on April 14, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

  A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1999, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                          By Order of the Board of Directors,


                                          John K. P. Stone, III
                                          Secretary

April 24, 2000

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                              GENSYM CORPORATION
                            125 CambridgePark Drive
                              Cambridge, MA 02140

              Proxy Statement for Annual Meeting of Stockholders
                            To Be Held May 17, 2000

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Gensym Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Wednesday, May 17, 2000 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 and at any adjournments thereof (the "Meeting").

  All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself constitute revocation of a Proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the Proxy and vote in person.

  On April 14, 2000, the record date for determination of stockholders entitled to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 6,334,222 shares of Common Stock of the Company, $.01 par value per share (the "Common Stock"). Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting.

  The Notice of Meeting, this Proxy Statement, the enclosed Proxy and the Company's Annual Report to Stockholders for the year ended December 31, 1999 are being mailed to stockholders on or about April 24, 2000.

  A copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written request of the Secretary, Gensym Corporation, 125 CambridgePark Drive, Cambridge, Massachusetts 02140.

Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth certain information as of January 31, 2000, except as noted, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) the directors and director nominees of the Company, (iii) the Chief Executive Officer and former Chief Executive Officer, and the Company's four other most highly compensated executive officers who were serving as executive officers on December 31, 1999 (the "Named Executive Officers"), and (iv) the directors and executive officers of the Company as a group.

                                                      Amount and Nature of
                                                    Beneficial Ownership (1)
                                                    ---------------------------
                                                     Number of      Percent of
   Name and Address of Beneficial Owner               Shares        Class (2)
   ------------------------------------             -------------- ------------
   Dimensional Fund Advisors Inc.(3)..............         388,000          6.3%
     1299 Ocean Avenue
     11th Floor
     Santa Monica, CA 90401

   Special Situations Fund III, L.P.(4)...........         516,000          8.5%
   MGP Advisors Limited Partnership(4)............         516,000          8.5%
   Special Situations Cayman Fund, L.P.(4)........         184,400          3.0%
   AWM Investment Company, Inc.(4)................         184,400          3.0%
   Austin W. Marxe(4).............................         700,400         11.6%
   David M. Greenhouse(4).........................         700,400         11.6%
     c/o AWM Investment Company, Inc.
     153 E. 53 Street, 51st Floor
     New York, NY 10022

   Edward Fredkin(5)..............................         389,600         6.24%
     Hyslop Road
     Brookline, MA

   Johan H. Magnusson(6)..........................         343,950         5.58%
     c/o Rocket Software, Inc.
     2 Apple Hill Drive
     Natick, MA 01760

   Lowell B. Hawkinson(7).........................         440,000         7.05%
   Robert L. Moore................................         332,000         5.32%
   Patrick Courtin(8)(9)..........................          13,000            *
   John A. Shane(10)..............................          43,098            *
   Theodore G. Johnson............................         203,675         3.26%
   Thomas E. Swithenbank(11)......................          15,800            *
   Mark H. Whitworth(8)(12).......................          39,016            *
   William H. Wood(8)(13).........................          25,066            *
   Barry R. Gorsun(9).............................          13,000            *
   Robert A. Degan(9).............................          13,000            *
   Carl Davies(8)(14).............................          24,460            *
   All executive officers and directors as a group
    (11 persons)(15)..............................       1,162,115        18.61%

--------
  * Less than 1%

 (1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 2000 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

 (2) Number of shares deemed outstanding includes 6,243,265 shares outstanding as of January 31, 2000 plus any shares subject to options held by the person in question which are currently exercisable or exercisable within 60 days after January 31, 2000.

 (3) The information reported is based on a Schedule 13G, dated February 3, 2000, filed with the Securities and Exchange Commission on February 3, 2000 by Dimensional Fund Advisors Inc., a Delaware corporation ("Dimensional"). Dimensional, an investment company registered under the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the securities of the Company that are owned by the Portfolios, as to which shares Dimensional disclaims beneficial ownership.

 (4) The information is based on a Schedule 13D/A, dated December 10, 1999, filed with the Securities and Exchange Commission on December 10, 1999, collectively by Special Situations Fund III, L.P., a Delaware limited partnership ("SSF III"), MGP Advisers Limited Partnership, a Delaware limited partnership ("MGP"), Special Situations Cayman Fund, L.P., a Cayman Islands limited partnership (the "Cayman Fund"), AWM Investment Company, Inc., a Delaware corporation ("AWM"), Austin W. Marxe and David
      M. Greenhouse. AWM is the general partner of MGP. SSF III and MGP beneficially own 516,000 shares, and the Cayman Fund and AWM beneficially own 184,400 shares. Messrs. Marxe and Greenhouse have sole voting power and sole dispositive power over the 516,000 shares beneficially owned by SSF III and MGP and the 184,400 shares beneficially owned by the Cayman Fund and AWM, are officers, directors and members or are principal shareholders of MGP and AWM and have sole voting power and sole dispositive power over an aggregate of 700,400 shares. AWM is the general partner of MGP and the general partner of and investment adviser to the Cayman Fund.

 (5) The information is as of February 15, 2000 and is based upon information provided to the Company on April 19, 2000 by a representative of Mr. Fredkin.

 (6) The information reported is based on a Schedule 13G, dated January 24, 2000, filed with the Securities and Exchange Commission on January 24, 2000 by Johan H. Magnusson.

 (7) Includes 12,000 shares held by trusts for the benefit of Mr. Hawkinson's children, as to which shares Mr. Hawkinson disclaims beneficial ownership. Also includes shares held by Mr. Hawkinson's spouse, as to which shares Mr. Hawkinson disclaims beneficial ownership.

 (8) The business address of the stockholder is c/o Gensym Corporation, 125 CambridgePark Drive, Cambridge, MA 02140.

 (9)  Represents shares of Common Stock subject to outstanding stock options.

(10) Includes 3,405 shares held by Palmer Service Corporation, of which Mr. Shane is the President and sole stockholder. Mr. Shane disclaims beneficial ownership except to the extent of his pecuniary interest therein. Also includes 30,300 shares of Common Stock subject to outstanding stock options.

(11) Includes 11,800 shares of Common Stock subject to outstanding stock options.

(12) Includes 16,720 shares of Common Stock subject to outstanding stock options.

(13) Includes 5,280 shares of Common Stock subject to outstanding stock options.

(14) Includes 19,460 shares of Common Stock subject to outstanding stock options.

(15) Includes 83,560 shares of Common Stock subject to outstanding stock options.

Votes Required

  The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

  The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting on the matter is required for the approval of the amendment to the Company's 1995 Employee Stock Purchase Plan, the approval of the Company's 2000 Stock Incentive Plan and the ratification of the appointment of the Company's independent auditors.

  Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

  The Board of Directors is divided into three classes, with members of each class holding office for a staggered three-year term. The terms of Messrs. Shane and Swithenbank (Class I Directors) will expire at this Annual Meeting of Stockholders; the terms of Messrs. Hawkinson and Johnson (Class II Directors) will expire at the 2001 Annual Meeting of Stockholders; and the terms of Messrs. Courtin, Degan and Gorsun (Class III Directors) will expire at the 2002 Annual Meeting of Stockholders. Upon the expiration of the term of a class of directors at an annual meeting of stockholders, directors will be elected (or reelected) to serve within such class for a succeeding three-year term.

  The persons named in the enclosed proxy will vote to elect, as Class I Directors, Messrs. Shane and Swithenbank, the director nominees named below, unless the proxy is marked otherwise. Messrs. Shane and Swithenbank are currently directors of the Company.

  Each Class I Director will be elected to hold office until the Annual Meeting of Stockholders held in 2003 and until his successor is elected and qualified. The nominees have indicated their willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The Board of Directors has no reason to believe that either of the nominees will be unable to serve if elected.

  For each member of the Board of Directors and the director nominees for election as Class I Directors, there follows information given by each concerning his principal occupation and business experience for the past five years, the names of other publicly held companies of which he serves as a director, his age and length of service as a director of the Company.

Nominees for Terms Expiring in 2003 (Class I Directors)

                                     Principal Occupation, Other Business Experience    Director
             Name              Age During The Past Five Years and Other Directorships    Since
             ----              --- --------------------------------------------------   --------
 John A. Shane...............   67         Since 1972, Mr. Shane has been                 1995
                                            president of Palmer Service
                                            Corporation, a venture capital
                                            management company. Mr. Shane is
                                            also a director of Arch
                                            Communications Group, Inc.,
                                            Eastern Bank Corporation, Overland
                                            Data, Inc. and United Asset
                                            Management Corporation, and a
                                            Trustee of the New England
                                            Investment Company's Family of
                                            Mutual Funds.

 Thomas E. Swithenbank.......   55         From 1990 until 1998, Mr.                      1997
                                            Swithenbank served as president
                                            and chief executive officer of
                                            Harte-Hanks Data Technologies, a
                                            computer software and service
                                            company specializing in database
                                            marketing systems, a division of
                                            Harte-Hanks Marketing, which is a
                                            subsidiary of Harte Hanks
                                            Communications, Inc. Mr.
                                            Swithenbank served as an executive
                                            vice president of Pegasystems,
                                            Inc., a developer of
                                            communications software products,
                                            from 1998 to 1999. Since April
                                            1999, Mr. Swithenbank has been an
                                            executive vice president of
                                            Techmar Communications, Inc.

Directors Whose Terms Expire in 2001 (Class II Directors)
                                     Principal Occupation, Other Business Experience    Director
             Name              Age During The Past Five Years and Other Directorships    Since
             ----              --- --------------------------------------------------   --------
 Lowell B. Hawkinson.........   57         Mr. Hawkinson served as Chairman of            1986
                                            the Board, Chief Executive
                                            Officer, Treasurer and Secretary
                                            of the Company from September 1986
                                            to October 1999. Since November
                                            1999, Mr. Hawkinson has served as
                                            an independent consultant. Mr.
                                            Hawkinson is also a director of
                                            Genrad, Inc.

 Theodore G. Johnson.........   68         Mr. Johnson has been an independent            1986
                                            venture investor since 1982. Mr.
                                            Johnson is also a director of
                                            Candela Corporation and a number
                                            of privately held corporations.

Directors Whose Terms Expire in 2002 (Class III Directors)


                                     Principal Occupation, Other Business Experience    Director
             Name              Age During The Past Five Years and Other Directorships    Since
             ----              --- --------------------------------------------------   --------
 Patrick Courtin.............   56         Since November 1, 1999, Mr. Courtin            1999
                                            has served as Chairman, President
                                            and Chief Executive Officer of the
                                            Company. From February 1996 to May
                                            1999, Mr. Courtin served as
                                            president and chief executive
                                            officer of M3i Systems, Inc., a
                                            real time software technology
                                            company. From March 1994 to August
                                            1995, Mr. Courtin served as
                                            chairman and chief executive
                                            officer of Comstream Inc., a
                                            provider of wireless
                                            communications products, and
                                            senior vice president of Spar
                                            Aerospace.

 Robert A. Degan.............   61         Mr. Degan has been a private                   1999
                                            investor since January 2000. From
                                            November 1998 to December 1999,
                                            Mr. Degan served as General
                                            Manager of the Enhanced Services &
                                            Migration Unit (formerly, Summa
                                            Four, Inc.) of Cisco Systems, Inc.
                                            From July 1998 to November 1998,
                                            Mr. Degan was chairman, president
                                            and chief executive officer of
                                            Summa Four, Inc. From August 1996
                                            to December 1996, Mr. Degan served
                                            as an executive vice president of
                                            Sync Research Inc. From 1991 to
                                            1996, Mr. Degan was the president,
                                            chief executive officer and a
                                            director of Tylink Corporation, a
                                            data communications company. Mr.
                                            Degan is also a director of
                                            FlexiInternational Software, Inc.,
                                            Lancast, Inc. and Overland Data,
                                            Inc.

 Barry R. Gorsun.............   57         Mr. Gorsun joined Summa Four, Inc.             1998
                                            in April 1983 as vice president of
                                            operations and served as chief
                                            operating officer from January
                                            1987 until his appointment as
                                            president and chief executive
                                            officer in July 1988. He was named
                                            chairman in July 1993 and served
                                            as chairman until July 1998. Prior
                                            to joining Summa Four, Mr. Gorsun
                                            was vice president of Analogic
                                            Corporation.

  For information relating to shares of Common Stock owned by each of the directors and the director nominees, see "Security Ownership of Certain Beneficial Owners and Management."

Board and Committee Meetings

  The Board of Directors met 15 times during 1999. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

  The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company and administers stock option grants pursuant to the Company's employee stock plans. The Compensation Committee met 6 times during 1999. The members of the Compensation Committee are Messrs. Degan, Shane and Gorsun.

  The Board of Directors has an Audit Committee, which reviews the results and scope of the audit, and other services provided by the Company's independent public accountants and reviews the Company's internal controls. The Audit Committee held 3 meetings during 1999. The members of the Audit Committee are Messrs. Degan, Shane and Swithenbank.

  The Board of Directors formed a Corporate Governance Committee in January 1999 which is responsible for making recommendations as to the number of members of the Board of Directors and composition of the Board and its committees and periodic evaluations of performance. Specific duties include
(i) the nomination of new Board members after consultation with the Chief Executive Officer and (ii) an annual written evaluation of the Board of Directors and its committees. The Corporate Governance Committee will consider nominees recommended to the committee by stockholders. In order for a nominee recommended to the committee by a stockholder to be considered as a candidate to serve on the Board of Directors for the next fiscal year, such recommendation must be in writing and received by the Secretary of the Company at the Company's offices, 125 CambridgePark Drive, Cambridge, MA 02140, no later than December 26. The members of the Corporate Governance Committee are Messrs. Gorsun, Courtin, Johnson and Shane.

Director Compensation

  Directors who are not employees of the Company receive $12,000 annually, plus $1,000 for physical attendance at each meeting of the Board of Directors and $500 for participation in a Board meeting telephonically. Non-employee directors also receive a $1,500 quarterly retainer for each committee on which the director serves. Non-employee directors are eligible to receive stock options under the Company's 1995 Director Stock Option Plan, and all directors are eligible to receive stock options under the Company's 1994 Stock Option Plan and 1997 Stock Incentive Plan. If approved, all directors will be eligible to receive stock options under the Company's 2000 Stock Incentive Plan.

  Upon their initial election as a director, each non-employee director is granted a nonstatutory option for the purchase of 3,000 shares of the Company's Common Stock. On June 30 of each year, each non-employee director receives a nonstatutory option for the purchase of 10,000 shares of the Company's Common Stock. In addition to the foregoing option grants, on October 29, 1999, Mr. Shane was granted an option for the purchase of 1,500 shares of the Company's Common Stock in recognition of his services in leading the CEO Search Committee. All options granted to directors are granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of the grant and are immediately exercisable.

Compensation of Executive Officers

  The following table sets forth certain information with respect to the annual and long-term compensation earned for each of the last three years of the Company's Chief Executive Officer, former Chief Executive Officer and the other Named Executive Officers.

                          SUMMARY COMPENSATION TABLE

                                                        Long-Term
                                                       Compensation
                                                       ------------
                             Annual Compensation(1)       Awards
                           --------------------------- ------------
                                                        Securities   All Other
    Name and Principal                                  Underlying  Compensation
         Position          Year Salary ($)  Bonus ($)   Options(#)     ($)(2)
    ------------------     ---- ----------- ---------- ------------ ------------
Patrick Courtin (3)....... 1999  $ 45,000          --    463,000      $  3,393
  President and Chief
   Executive Officer

Lowell B. Hawkinson (4)... 1999   234,051    $ 18,490        --         14,861
  Former Chief Executive   1998   231,250         --         --         21,450
   Officer                 1997   220,000         --         --         15,124


Robert L. Moore (5)....... 1999   194,167         --         --         13,702
  Senior Vice President    1998   207,500         --         --         18,101
                           1997   200,000         --         --         12,925

William H. Wood........... 1999   184,167      53,460      6,000        12,143
  Senior Vice President,   1998   183,125      30,000      3,000       111,135
   Communications Business 1997   139,327      10,000     40,000       114,060
   Unit and Corporate
   Marketing

Mark H. Whitworth......... 1999   150,000     149,023      6,000         8,771
  Vice President, Advanced 1998   147,500         --      27,200        12,718
   Systems Business Unit   1997   140,000         --      12,000         6,571

Carl Davies .............. 1999   132,312      21,893     10,000         9,537
  Vice President and       1998   134,698      22,600        --         21,394
   Managing                1997   132,718      30,611        --         21,079
   Director, EMA

--------
(1) In accordance with the rules of the Securities and Exchange Commission (the "Commission"), Other Annual Compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total amount of annual salary and bonus for the executive officer for the fiscal year indicated.

(2) All Other Compensation includes the following: (a) the Company's contributions for Mr. Courtin, Mr. Hawkinson, Dr. Moore and Messrs. Wood, Whitworth and Davies under the Company's 401(k) Plan in the amounts of $0, $3,619, $3,646, $0, $4,155 and $0, respectively, for fiscal 1999; (b)
    payments for health and dental benefits, life insurance, and long and short term disability insurance made by the Company for Mr. Courtin, Mr. Hawkinson, Dr. Moore and Messrs. Wood, Whitworth and Davies in the amounts of $3,393, $11,242, $10,056, $12,143, $4,616 and $0, respectively, for fiscal 1999; and (c) payments of $9,537 made by the Company to Mr. Davies for an automobile lease.

(3) Mr. Courtin joined the Company in November 1999.

(4) Mr. Hawkinson resigned as Chief Executive Officer in October 1999.

(5) Mr. Moore resigned as Senior Vice President on March 31, 2000.

 Option Grant Table

  The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1999 by the Company to the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                        Individual Grants
                         -------------------------------------------------------------------------------
                                                                                   Potential Realizable
                                                                                         Value at
                                                                                      Assumed Annual
                           Number of                                                  Rates of Stock
                           Securities    Percent of Total                           Price Appreciation
                           Underlying    Options Granted to Exercise or             for Option Term(4)
                            Options         Employees In    Base Price  Expiration ---------------------
Name                     Granted (#)(1)   Fiscal Year(2)     ($/Sh)(3)     Date      5%($)     10%($)
----                     -------------- ------------------- ----------- ---------- --------- -----------
Patrick Courtin.........     13,000             2.0%          $3.938     05/21/09  $  32,196 $    81,590
                             88,889            13.5%           3.375     11/01/09    188,669     478,123
                            361,111              55%           3.250     10/31/09    738,077   1,870,433
Lowell B. Hawkinson.....         --              --               --           --         --          --
Robert L. Moore.........         --              --               --           --         --          --
William H. Wood.........      6,000             0.9%           3.875     05/27/09     14,622      37,055
Mark H. Whitworth.......      6,000             0.9%           3.875     05/27/09     14,622      37,055
Carl Davies.............     10,000             1.5%           3.875     05/27/09     24,370      61,758

--------
(1) Represents options granted pursuant to the Company's stock incentive plans. The newly granted options are exercisable in three equal installments commencing on the first anniversary of the date of grant of the option.

(2) Calculated based on an aggregate of 656,320 options granted to all employees and directors under all of the Company's stock plans during fiscal 1999.

(3) The exercise price is equal to the fair market value of the Company's Common Stock on the date of the grant.

(4) Potential realizable value is based on an assumption that the market price of the stock will appreciate at the stated rate, compounded annually, from the date of grant of the original option until the end of the 10-year term. These values are calculated based on rules promulgated by the Commission and do not reflect the Company's estimate or projection of future stock prices. Actual gains, if any, on stock option exercises will be dependent upon the future performance of the price of the Company's Common Stock.

 Year-End Option Table

  The following table summarizes certain information regarding stock option exercises by each of the Named Executive Officers during 1999 and stock options held as of December 31, 1999 by each of the Named Executive Officers.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                    Value of
                                                Number of Shares  Unexercised
                               Number              Underlying     In-the-Money
                                 of               Unexercised       Options
                               Shares              Options at      at Fiscal
                              Acquired          Fiscal Year-End     Year-End
                                 on     Value    (Exercisable/   (Exercisable/
                              Exercise Realized  Unexercisable)  Unexercisable)
      Name                       (#)     ($)          (#)            ($)(1)
      ----                    -------- -------- ---------------- --------------
Patrick Courtin..............    --       --          13,000/0        23,530/0
                                                      0/88,889       0/210,667
                                                     0/361,111       0/902,778
Lowell B. Hawkinson..........    --       --                --              --
Robert L. Moore..............    --       --                --              --
William H. Wood..............    --       --       4,000/6,000     3,480/5,220
                                                 14,400/12,000   21,312/17,760
                                                       0/6,000        0/11,220
Mark H. Whitworth............    --       --      18,640/8,560   27,587/12,669
                                                       0/6,000        0/11,200
                                                  10,360/9,000   19,373/16,830
Carl Davies..................    --       --          0/10,000        0/18,700

--------
(1) Value of unexercised in-the-money options represents the difference between the closing price of the Company's Common Stock on December 31, 1999 ($5.75) and the exercise price of the option, multiplied by the number of shares subject to the option.

 Employment Contracts and Termination of Employment Arrangements

  In October 1999, the Company entered into an employment agreement with Patrick Courtin. Under the terms of that agreement, Mr. Courtin receives an annual base salary of $270,000 and is eligible to receive an annual performance bonus of up to 50% of his annual base salary. The agreement provides that Mr. Courtin's employment may be terminated by either party upon thirty days notice, except that Mr. Courtin may be terminated by the Company immediately for cause (as defined in the agreement). If Mr. Courtin's employment is terminated by the Company for cause, or if Mr. Courtin resigns without cause or good reason (as defined in the agreement), he is entitled to receive salary and benefits through his last day of employment. In the event that Mr. Courtin's employment is terminated by the Company without cause, or if he resigns for good reason, Mr. Courtin is entitled to receive his base salary and benefits for a period of up to eighteen months following termination. Pursuant to the agreement, the Company granted Mr. Courtin options to purchase up to 450,000 shares of Common Stock, which vest in three equal installments commencing November 1, 2000.

  In June 1999, the Company entered into a Severance and Settlement Agreement and Release with Lowell Hawkinson. Mr. Hawkinson resigned as Chief Executive Officer of the Company in October 1999. Under the terms of the agreement, Mr. Hawkinson is entitled to receive his base salary and benefits for a period of 24 months following the termination of his employment. In the event of Mr. Hawkinson's death during that period, payments will continue to be made to his estate. If Mr. Hawkinson obtains new employment during the severance period, the amount of severance pay will be reduced by the amount of cash compensation earned or received during the severance period for such new employment.

  In October 1999, the Company entered into an Amended Severance Benefits Agreement with Robert Moore. Dr. Moore resigned from the Company on March 31, 2000. Pursuant to the agreement, Dr. Moore is entitled to receive his base salary and certain other benefits for a period of twelve months, and up to an additional six months if he has not obtained new employment within twelve months after his separation from the Company.

  In September 1999, the Company entered into a Severance Benefits Agreement with each of Messrs. Wood, Whitworth and Davies. In the event that any of the foregoing officers are terminated without cause (as defined in the agreements), the agreements provide that such officer is entitled to receive his base salary and certain other benefits from the Company for a period of six months following termination.

Report of the Compensation Committee on Executive Compensation

  The Compensation Committee of the Company's Board of Directors is responsible for establishing compensation policies with respect to the Company's executive officers, including the President and Chief Executive Officer, and the other Named Executive Officers, and setting the compensation for these individuals.

  The Compensation Committee seeks to achieve three broad goals in connection with the Company's executive compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that the Committee believes will enable the Company to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement by the Company of operating income goals and the achievement by the executives of certain assigned objectives. By tying compensation in part to particular goals, the Compensation Committee believes that a performance-oriented environment is created for the Company's executives. Finally, the Company's executive compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of the compensation of the Company's executives with the performance of the Company's Common Stock.

  The compensation programs for the Company executives generally consist of three elements based upon the foregoing objectives: base salary; annual cash bonus; and a stock-based equity incentive in the form of participation in the Company's stock option plans. In establishing base salaries for executives, including the Chief Executive Officer, the Compensation Committee monitors salaries at other companies, particularly those that are in the same industry as the Company or related industries and/or located in the same general geographic area as the Company, considers historic salary levels of the individual and the nature of the individual's responsibilities and compares the individual's base salary with those of other executives at the Company. In addition, during 1999, as in 1998 and 1997, the Company retained the services of the consulting firm of William Mercer Inc. to review the executive officers' competitive base salary levels and other compensation arrangements and to support the work of the Compensation Committee.

  The Compensation Committee links cash bonuses to annual profitability goals and the achievement by the executives of certain assigned objectives. The individual objectives set for executive officers of the Company are generally both objective and subjective in nature and include such goals as bookings, revenue, profit and departmental objectives. The Compensation Committee believes that these arrangements tie the executive's performance closely to a key measure of success of the Company or the executive's business unit.

  Stock option grants are designed to make a portion of the overall compensation of the executive officers receiving such award vary depending upon the long range performance of the Company. As a result of the applicable vesting arrangements, such grants also serve as a means for the Company to retain the services of these individuals over several years.

  The compensation philosophy applied by the Compensation Committee in establishing the compensation for the Company's Chief Executive Officer is the same as for the other executive officers. The Compensation Committee set Mr. Hawkinson's salary for 1999 at $215,000. Mr. Hawkinson resigned as Chief Executive Officer in October 1999 and was replaced by Mr. Courtin. The Compensation Committee set Mr. Courtin's annualized salary for 1999 at $270,000. The Compensation Committee believes that Mr. Hawkinson's and Mr. Courtin's base salaries were appropriate in light of the factors described above.

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In this regard, the Company has limited the number of shares subject to stock options which may be granted to Company employees in a manner that complies with certain performance-based requirements of Section 162(m). Based on the compensation awarded to the executive officers of the Company, it does not appear that the Section 162(m) limitation will have a significant impact on the Company in the near term. While the Committee does not currently intend to qualify its incentive awards, other than stock option issuances, as a performance-based plan, it will continue to monitor the impact of Section 162(m) on the Company.

                                          Compensation Committee

                                          Robert A. Degan
                                          John A. Shane
                                          Barry R. Gorsun

Compensation Committee Interlocks and Insider Participation

  The current members of the Company's Compensation Committee are Messrs. Degan, Shane and Gorsun. No executive officer of the Company has served as director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director of or member of the Compensation Committee of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

  Based solely on its review of copies of reports filed by individuals required to make filings ("Reporting Persons") pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or written representations from certain Reporting Persons that no Form 5 filing was required for such persons, the Company believes that during fiscal 1999 all filings required to be made by its Reporting Persons were timely made in accordance with the requirements of the Exchange Act, except for Forms 3 filed on behalf of Mr. Degan and Mr. Courtin on June 22, 1999, Form 3 filed on behalf of Mr. Davies on February 2, 1999, and Forms 5 filed on behalf of Mr. Courtin and Mr. Davies on March 10, 2000.

Comparative Stock Performance

  The comparative stock performance graph below compares the cumulative total stockholder return on the Common Stock of the Company for the period from February 16, 1996 through December 31, 1999 with the cumulative total return on (i) the Nasdaq Composite Index, and (ii) the Nasdaq Computer & Data Processing Services Index. The comparison assumes the investment of $100 on February 16, 1996 in the Company's Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends, if any. Prior to February 16, 1996, the Company's Common Stock was not registered under the Exchange Act.



                             [GRAPH APPEARS HERE]

                                    2/16/96 12/31/96 12/31/97 12/31/98 12/31/99
                                    ------- -------- -------- -------- --------
    Gensym.........................  $100     $ 79     $ 30     $ 21   $ 38.02
    Nasdaq Composite Index.........  $100     $119     $146     $205   $575.61
    Nasdaq Computer & Data
     Processing Services...........  $100     $120     $147     $262   $374.86

PROPOSAL 2 -- APPROVAL OF AMENDMENT TO 1995 EMPLOYEE STOCK PURCHASE PLAN

  The Board of Directors believes that the continued growth and profitability of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting and retaining key personnel. As of December 31, 1999, 45,383 shares were available for future purchase under the Company's 1995 Employee Stock Purchase Plan (the "Purchase Plan"). Accordingly, on April 6, 2000, the Board of Directors adopted, subject to stockholder approval, an amendment to the Purchase Plan that increased from 500,000 to 700,000 the number of shares of Common Stock available for issuance under the Purchase Plan (subject to a proportionate adjustment for certain changes in the Company's capitalization, such as a stock split).

  The board of directors believes adoption of the amendment to the Purchase Plan is in the best interests of the Company and its stockholders and recommends a vote IN FAVOR of this proposal.

Summary of the Purchase Plan

  The following is a brief summary of the material terms of the Purchase Plan.

  All employees of the Company, including directors of the Company who are employees, and all employees of any participating subsidiaries, (i) whose customary employment is more than 20 hours per week and for more than five months in any calendar year, (ii) who have been employed by the Company or a participating subsidiary for at least three months prior to enrolling in the Purchase Plan, and (iii) who are employees on the first day of the designated payroll deduction period (the "Offering Period"), are eligible to participate in the Purchase Plan. Employees who would immediately after the grant own 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary may not be granted an option under the Purchase Plan. As of March 31, 2000, approximately 214 of the Company's employees were eligible to participate in the Purchase Plan.

  On April 14, 2000, the last reported sale price of the Company's Common Stock on the Nasdaq National Market was $5.12 per share.

  On the first day of an Offering Period (an "Offering Date"), the Company grants to each eligible employee who has elected to participate in the Purchase Plan an option to purchase such number of whole shares of Common Stock of the Company reserved for the purposes of the Purchase Plan as does not exceed the number of shares determined by dividing (i) the quotient of $25,000 divided by two (or such other number of offerings as the Board of Directors may determine will be conducted during that calendar year) by (ii) the closing price of the Common Stock as reported on the Nasdaq National Market (or such other national securities exchange or trading system on which the Company's Common Stock may then be listed or quoted) on the Offering Date of such Plan Period. The employee may authorize an amount (a whole percentage from 1% to 10% of such employee's earnings) to be deducted by the Company from his or her compensation during the Offering Period. On the last day of the Offering Period, the employee is deemed to have exercised the option, at the option exercise price, to the extent of accumulated payroll deductions. Under the terms of the Purchase Plan, the option price is an amount equal to 85% of the fair market value per share of Common Stock on either the Offering Date or the last day of the Offering Period, whichever is lower. The Compensation Committee may, in its discretion, choose an Offering Period of twelve months or less for each of the offerings and choose a different Offering Period for each offering.

  If an employee's employment is terminated before the last day of the Offering Period, such employee is not entitled to exercise any option, and the amount of such employee's accumulated payroll deductions will be refunded. An employee's rights under the Purchase Plan terminate upon voluntary withdrawal from the Purchase Plan at any time, or when the employment of such employee ceases for any reason.

  Participation in the Purchase Plan is voluntary, and the Company cannot now determine the number of shares to be purchased in the future by any particular person or group. In fiscal 1999, Mr. Whitworth and Mr. Davies purchased 7,398 shares and 1,587 shares, respectively, under the Purchase Plan. No other executive officer of the Company purchased shares under the Purchase Plan. All employees of the Company, excluding executive officers of the Company, purchased an aggregate of 154,156 shares under the Purchase Plan. Directors who are not employees of the Company are not eligible to participate in the Purchase Plan.

Federal Income Tax Consequences

  The following is a summary of the United States federal income tax consequences that generally will arise with respect to purchases made under the Purchase Plan and with respect to the sale of Common Stock acquired under the Purchase Plan.

 Tax Consequences to Participants

  In general, a participant will not recognize taxable income upon enrolling in the Purchase Plan or upon purchasing shares of Common Stock at the end of an Offering. Instead, if a participant sells Common Stock acquired under the Purchase Plan at a sale price that exceeds the price at which the participant purchased the Common Stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

  If the participant sells the Common Stock more than one year after acquiring it and more than two years after the date on which the offering commenced (the "Grant Date"), then the participant will be taxed as follows. If the sale price of the Common Stock is higher than the price at which the participant purchased the Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of (i) fifteen percent of the fair market value of the Common Stock on the Grant Date, and (ii) the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock.

  Any further income will be long-term capital gain. If the sale price of the Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.

  If the participant sells the Common Stock within one year after acquiring it or within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Common Stock for a shorter period.

 Tax Consequences to the Company

  The offering of Common Stock under the Purchase Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the Purchase Plan will have any tax consequences to the Company except that the Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

              PROPOSAL 3 -- APPROVAL OF 2000 STOCK INCENTIVE PLAN

  On April 6, 2000, the Board of Directors of the Company adopted, subject to stockholder approval, the 2000 Stock Incentive Plan (the "2000 Plan"). Up to 800,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2000 Plan. The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel.

  The board of directors believes adoption of the 2000 Plan is in the best interests of the Company and its stockholders and recommends a vote IN FAVOR of this proposal.

Summary of the 2000 Plan

  The following is a brief summary of the material terms of the 2000 Plan.

 Description of Awards

  The 2000 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively "Awards").

  Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. All stock options granted under the plan must be granted at an exercise price equal to or greater than the fair market value of the Company's Common Stock on the date of the grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). The 2000 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means. No option issued under the 2000 Plan may be repriced, replaced or regranted through cancellation, or by lowering the option exercise price of a previously granted Award, without the prior approval of the stockholders of the Company.

  Restricted Stock Awards. Restricted stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

  Other Stock-Based Awards. Under the 2000 Plan, the Board has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

 Eligibility to Receive Awards

  Officers, employees, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 2000 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which an Award may be granted to any participant under the 2000 Plan may not exceed 150,000 shares per calendar year.

  As of March 31, 2000, approximately 220 persons would have been eligible to receive Awards under the 2000 Plan, including the Company's six executive officers and six non-employee directors. The granting of Awards under the 2000 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

  On April 14, 2000, the last reported sale price of the Company's Common Stock on the Nasdaq National Market was $5.12 per share.

 Administration

  The 2000 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000 Plan and to interpret the provisions of the 2000 Plan. Pursuant to the terms of the 2000 Plan, the Board of Directors may delegate authority under the 2000 Plan to one or more committees of the Board. The Board has authorized the Compensation Committee to administer certain aspects of the 2000 Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 2000 Plan, the Board of Directors, the Compensation Committee, or any other committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

  The Board of Directors is required to make appropriate adjustments in connection with the 2000 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other Acquisition Event (as defined in the 2000 Plan), the Board of Directors is required to provide for outstanding options or other stock-based Awards to be assumed or substituted for by the surviving or acquiring corporation, to accelerate the Awards to make them fully exercisable prior to consummation of the Acquisition Event or to provide for a cash out of the value of any outstanding options. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2000 Plan.

 Amendment or Termination

  No Award may be made under the 2000 Plan after April 5, 2010, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2000 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company's stockholders.

Federal Income Tax Consequences

  The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2000 Plan and with respect to the sale of Common Stock acquired under the 2000 Plan.

  Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

  Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

  If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

  If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

  Nonstatutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

  With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

  Restricted Stock Awards. A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

  Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant's basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year.

  Other Stock-Based Awards. The tax consequences associated with any other stock-based Award granted under the 2000 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant's holding period and tax basis for the Award or underlying Common Stock.

 Tax Consequences to the Company

  The grant of an Award under the 2000 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 2000 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2000 Plan, including in connection with a restricted stock award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

           PROPOSAL 4 -- RATIFICATION OF THE APPOINTMENT OF AUDITORS

  The Board of Directors has selected Arthur Andersen LLP as auditors of the Company for the year ending December 31, 2000, subject to ratification by stockholders at the Meeting. If the stockholders do not ratify the selection of Arthur Andersen LLP, the Board of Directors will reconsider the matter. A representative of Arthur Andersen LLP, which served as auditors for the year ended December 31, 1999, is expected to be present at the Meeting to respond to appropriate questions, and to make a statement if he or she so desires.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

  Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and intended to be presented in the proxy material for the 2000 Annual Meeting of Stockholders must be received by the Company at its offices, 125 CambridgePark Drive, Cambridge, MA 02140, no later than December 26, 2000 in order to be considered for inclusion in the Proxy Statement relating to that meeting. The Company suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Company.

  The Company's Amended and Restated By-Laws (the "By-Laws") also establish advance notice procedures with respect to a stockholder nomination of candidates for election as Directors (a "Director Nomination") and for the conduct of other business to be brought before an annual meeting by a stockholder ("Other Business") not submitted pursuant to Rule 14a-8. A notice regarding a Director Nomination or a proposal for Other Business must be received by the Company not less than 60 days nor more than 90 days prior to the applicable stockholder meeting, provided, however, that in the event that less than 70 days' notice or prior disclosure of the date of the meeting is given or made to the Company's stockholders, the notice must be received by the Company not later than the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. Any such notice must contain certain specified information concerning the persons to be nominated and/or the Other Business and the stockholder submitting the Director Nomination or proposal for Other Business not made in compliance with such advance notice requirements. The Company has not yet publicly announced the date of the 2001 Annual Meeting. The advance notice provisions of the Company's By-Laws supersede the notice requirements contained in recent amendments to Rule 14a-4. Director Nominations or stockholder proposals for Other Business should be mailed to Secretary, Gensym Corporation, 125 CambridgePark Drive, Cambridge, Massachusetts 02140.

                                 OTHER MATTERS

  The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

                            SOLICITATION OF PROXIES

  The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers, regular employees and CIC Corporation, a professional proxy solicitation firm, may solicit proxies by telephone, telegraph, facsimile and personal interviews. No additional compensation will be paid to directors, officers or regular employees, but the Company will pay CIC Corporation a fee of approximately $5,000 for its solicitation services. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the Proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

                                          By order of the Board of Directors,

                                          John K. P. Stone, III
                                          Secretary

April 24, 2000

  THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      Appendix A

                              GENSYM CORPORATION
                       1995 EMPLOYEE STOCK PURCHASE PLAN
                       ---------------------------------

     The purpose of this Plan is to provide eligible employees of Gensym Corporation (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.01 par value per share (the "Common Stock"). 200,000 shares of Common Stock in the aggregate have been approved for this purpose.

     1. Administration. The Plan will be administered by the Company's Board of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

       2. Eligibility. Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

       (a) they are regularly employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and
       (b) they have been employed by the Company or a Designated Subsidiary for at least three months (or such number of days as may be determined by the Board of Directors or Committee) prior to enrolling in the Plan; and

       (c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

     No employee may be granted an Option hereunder if such employee, immediately after the Option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

3. Offerings. The Company will make one or more offerings (each, an "Offering" and collectively, "Offerings") to employees to purchase stock under this Plan. Offerings will begin on such dates as may be determined by the Board of Directors or the Committee (the "Offering Commencement Dates"). Each Offering Commencement Date will begin an approximately six month period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose different Plan Periods of twelve (12) months or less for Offerings.

       4. Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee's appropriate payroll office at least seven days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding, to the extent determined by the Board or the Committee, overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement, and including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

       5. Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any whole number percentage from 1% to 10% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made, subject to such lesser maximum rate as may be determined by the Board of Directors or Committee prior to the applicable Offering Commencement Date.

       No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other stock purchase plan of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

       6. Deduction Changes. An employee may decrease or discontinue such employee's payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue such employee's payroll deductions during a Plan Period, but does not elect to withdraw such employee's funds pursuant to Section 8 hereof, funds deducted prior to such employee's election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

       7. Interest. Interest will not be paid on any employee payroll deduction accounts, except to the extent that the Board or its Committee, in its sole discretion, elects to credit such accounts with interest at such per annum rate as it may from time to time determine.

       8. Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently withdraw all of the balance accumulated in the employee's payroll deduction account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee, except that employees who are also directors or officers of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules promulgated thereunder may not participate again for a period of at least six months as provided in Rule 16b-3(d)(2)(i) or any successor provision.

       9. Purchase of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (an "Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, such number of whole shares of Common Stock of the Company reserved for the purposes of the Plan as does not exceed the number of shares determined by dividing 15% of such employee's annualized Compensation for the immediately prior six-month period by the price determined in accordance with the formula set forth in the following paragraph but using the closing price on the Offering Commencement Date of such Plan Period.

     The purchase price (the "Option Price") for each share purchased will be 85% of the closing price of the Common Stock as reported on the Nasdaq National Market (or such other national securities exchange or trading system on which the Company's Common Stock may then be listed or quoted) on (i) the first business day of such Plan Period or (ii) on the Exercise Date, whichever closing price shall be less. If no such price is reported on such date, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the nearest preceding day.

     Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that such employee's accumulated payroll deductions on such date will pay for pursuant to the formula set forth above (but not in excess of the maximum number determined in the manner set forth above).

     Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's account shall be refunded.

       10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, or in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

       11. Rights on Retirement, Death, or Termination of Employment. In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's payroll deduction account shall be paid to the employee or, in the event of the employee's death,
(a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or

(c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

       12. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from such employee's pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to such employee.

       13. Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

       14. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

       15. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

       16. Merger. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger, and the Board or the Committee shall take such steps in connection with such merger as the Board or the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

     In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

       17. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the stockholders of the Company is required by Section 423 of the Code or by Rule 16b-3 under the Exchange Act, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 16 of the Exchange Act and the rules promulgated thereunder, as in effect from time to time, or Section 423 of the Code.

       18. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot, in such manner as it may determine, the shares then available.

       19. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the payroll deduction accounts of participating employees shall be promptly refunded.

       20. Governmental Regulations. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on Nasdaq and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

       The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

     The Plan is intended to comply with the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. Any provision inconsistent with such Rule shall to that extent be inoperative and shall not affect the validity of the Plan.

       21. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

       22. Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

       23. Effective Date and Approval of Stockholders. The Plan shall take effect upon the closing of the Company's initial public offering of Common Stock pursuant to an effective registration statement under Securities Act of 1933, as amended, subject to approval by the stockholders of the Company as required by Rule 16b-3 under the Exchange Act and by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

                              Adopted by the Board of Directors on
                              November 2,1995
                              Approved by the stockholders on January 16, 1996

                              GENSYM CORPORATION
                              AMENDMENT NO. 1 TO
                       1995 EMPLOYEE STOCK PURCHASE PLAN

     The first paragraph of Section 9 of the Company's 1995 Employee Stock Purchase Plan is amended and restated in its entirety to read as follows:

     9. Purchase of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who was then a participant in the Plan an option (an "Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, such number of whole shares of Common Stock of the Company reserved for the purposes of the Plan as does not exceed the number of shares determined by dividing (i) the quotient of $25,000 divided by two (or such other number of Offerings as the Board of Directors may determine will be conducted during that calendar year) by (ii) the closing price of the Common Stock as reported on the Nasdaq National Market (or such other national securities exchange or trading system on which the Company's Common Stock may then be listed or quoted) on the Offering Commencement Date of such Plan Period.

     Adopted by the Board of Directors on October 29, 1997

                               GENSYM CORPORATION
                               AMENDMENT NO. 2 TO
                       1995 EMPLOYEE STOCK PURCHASE PLAN

     The first paragraph of the Company's 1995 Employee Stock Purchase Plan is amended and restated in its entirety to read as follows:

     "The purpose of this Plan is to provide eligible employees of Gensym Corporation (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.01 par value per share (the "Common Stock"). 500,000 shares of Common Stock in the aggregate have been approved for this purpose."

Adopted by the Board of Directors on January 27, 1998

Approved by the Stockholders of the Company on May 20, 1998.

                                                                      Appendix B

                               GENSYM CORORATION
                               -----------------

                           2000 STOCK INCENTIVE PLAN
                           -------------------------

1.  Purpose
    -------

     The purpose of this 2000 Stock Incentive Plan (the "Plan") of Gensym Corporation, a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the "Board").

2.  Eligibility
    -----------

     All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3.  Administration, Delegation
    --------------------------
    (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

   (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board to the extent that the Board's powers or authority under the Plan have been delegated to such Committee.

4.  Stock Available for Awards
    --------------------------
    (a) Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 800,000 shares of common stock, $.01 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

    (b) Per-Participant Limit. Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 150,000 per calendar year. The per-Participant limit described in this
Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code ("Section 162(m)").

5.  Stock Options
    -------------
    (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option". Notwithstanding anything contained herein to the contrary, without the prior approval of the Company's shareholders, no option issued hereunder shall be repriced, replaced or regranted through cancellation, or by lowering the option exercise price of a previously granted award.

    (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

    (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted at not less than 100% of the fair market value of the shares of Common Stock, as determined by the Board, at such time, and shall specify that exercise price in the applicable option agreement.

    (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

    (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

      (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1) in cash or by check, payable to the order of the Company;

          (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

          (3) when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

          (4) to the extent permitted by the Board, in its sole discretion by
(i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

          (5) by any combination of the above permitted forms of payment.

        (g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5.

6.  Restricted Stock
    ----------------

      (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

      (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.  Other Stock-Based Awards
    ------------------------

     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.  Adjustments for Changes in Common Stock and Certain Other Events
    ----------------------------------------------------------------
    (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

    (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

(c)  Acquisition Events
     ------------------
     (1) Definition. An "Acquisition Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

      (2) Consequences of an Acquisition Event on Options. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

     Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

      (3) Consequences of an Acquisition Event on Restricted Stock Awards. Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

      (4) Consequences of an Acquisition Event on Other Awards. The Board shall specify the effect of an Acquisition Event on any other Award granted under the Plan at the time of the grant of such Award.

9.  General Provisions Applicable to Awards
    ---------------------------------------
    (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

    (b) Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

    (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

    (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

    (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

    (f) Amendment of Award. Subject to the provisions of the last sentence of
Section 5(a) hereof, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

    (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

    (h) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.  Miscellaneous
     -------------
    (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

    (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

    (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

    (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with
Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders as required by
Section 162(m) (including the vote required under Section 162(m)).

    (e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

[_] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

--------------------------------------------------------------------------------
                              GENSYM CORPORATION
--------------------------------------------------------------------------------
  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE
            CLASS I DIRECTOR NOMINEES AND FOR PROPOSALS 2, 3 AND 4

Mark box at right if an address change or comment has been noted on the reverse side of this card. [_]

Mark box at right if you plan to attend the Annual Meeting. [_]

CONTROL NUMBER:
RECORD DATE SHARE:







Please be sure to sign and date this proxy         Date: __________________


Stockholder sign here                    Co-owner sign here


DETACH CARD

1. To elect two Class I Directors to the Board of Directors for the ensuing three years

                For All              With-        For all
                Nominees             hold         Except
                 [_]                 [_]           [_]



    Nominees: (01) John A. Shane
              (02) Thomas E. Swithenbank

    To withhold authority to vote for any nominee listed above, mark the "For All Except" box and write the name(s) of the nominee(s) from whom you wish to withhold authority to vote in the space provided below.

--------------------------------------------------------------------------------


2. To approve the amendment to the Company's 1995 Employee Stock Purchase Plan increasing from 500,000 to 700,000 the number of shares of Common Stock reserved for issuance under the Plan.

             For            Against               Abstain
             [_]              [_]                   [_]

3. To approve the Company's 2000 Stock Incentive Plan covering 800,000 shares of Common Stock as described in the Proxy Statement.

             For            Against               Abstain
             [_]              [_]                   [_]

4. To ratify and approve the appointment by the Board of Directors of Arthur Andersen LLP as the Company's independent auditors for the current year.


             For            Against               Abstain
             [_]              [_]                   [_]


IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

DETACH CARD

                              GENSYM CORPORATION

                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 17, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Patrick Courtin and Jeffrey Weber, and each of them, with full power of substitution, as Proxies to represent and vote as designated hereon all shares of stock of Gensym Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 17, 2000 at 10:00 a.m., Boston time, at the offices of Hale and Dorr LLP, 26/th/ Floor, 60 State Street, Boston, Massachusetts, and at any adjournment thereof, with respect to the matters set forth on the reverse side hereof.

--------------------------------------------------------------------------------
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) hereon. If the stock is registered in the name of two or more persons, each should sign. When signing as an executor, administrator, trustee, guardian or attorney, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

______________________________________   ______________________________________

______________________________________   ______________________________________

______________________________________   ______________________________________